UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 21, 2010

FIRST BANCORP
(Exact Name of Registrant as Specified in its Charter)
______________

001-14793
(Commission File Number)

Puerto Rico	66-0561882
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon
San Juan, Puerto Rico 00908-0146
(Address of Principal Executive Offices)  (Zip Code)

 (787) 729 8200
(Registrant’s Telephone Number, including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 21, 2010, First BanCorp. (the “Corporation”) issued a press release announcing its unaudited results of operations for the third quarter ended September 30, 2010. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Corporation has included in this release the following financial measures that are not recognized under generally accepted accounting principles, which are referred to as non-GAAP financial measures: (i) the calculation of net interest income, interest rate spread and net interest margin rate on a tax- equivalent basis and excluding changes in the fair value of derivative instruments and certain financial liabilities; (ii) the calculation of the tangible common equity ratio and the tangible book value per common share; (iii) the Tier 1 common equity to risk-weighted assets ratio; and (iv) the adjusted pre-tax, pre-provision income.  Investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with the Corporation’s consolidated financial data prepared in accordance with GAAP.

Net interest income, interest rate spread and net interest margin are reported on a tax-equivalent basis and excluding changes in the fair value of derivative instruments and financial liabilities elected to be measured at fair value (“valuations”). The presentation of net interest income excluding valuations provides additional information about the Corporation’s net interest income and facilitates comparability and analysis.  The changes in the fair value of derivative instruments and unrealized gains and losses on liabilities measured at fair value have no effect on interest due or interest earned on interest-bearing liabilities or interest-earning assets, respectively.  The tax-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a marginal income tax rate, as described in Exhibit A — Tables 2 and 3 of the press release attached hereto as Exhibit 99.1. Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at statutory rates.  Management believes that it is a standard practice in the banking industry to present net interest income, interest rate spread and net interest margin on a fully tax-equivalent basis. This adjustment puts all earning assets, most notably tax-exempt securities and certain loans, on a common basis that facilitates comparison of the Corporation’s results to results of its peers.

The following table reconciles the non-GAAP financial measure “net interest income on a tax-equivalent basis and excluding fair value changes” with net interest income calculated and presented in accordance with GAAP. The table also reconciles the non-GAAP financial measures “net interest spread and margin on a tax-equivalent basis and excluding fair value changes” with net interest spread and margin calculated and presented in accordance with GAAP.

Reconciliation of GAAP Net Interest Margin and Spread to Non-GAAP Net Interest Margin and Spread on a Tax-Equivalent Basis and excluding fair value changes on derivative instruments and liabilities measured at fair value ("valuations")

	Quarter Ended					Nine-month Period Ended
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	September 30, 2010	September 30, 2009
Net Interest Income (in thousands)
Interest Income - GAAP	$204,028	$214,864	$220,988	$243,449	$242,022	$639,880	$753,125
Unrealized loss (gain) on
derivative instruments	938	487	744	(2,764)	1,485	2,169	(2,755)
Interest income excluding valuations	204,966	215,351	221,732	240,685	243,507	642,049	750,370
Tax-equivalent adjustment	6,777	7,222	9,912	12,311	12,925	23,911	41,306
Interest income on a tax-equivalent basis excluding valuations	211,743	222,573	231,644	252,996	256,432	665,960	791,676

Interest Expense - GAAP	90,326	95,802	104,125	106,152	112,889	290,253	371,380

Unrealized gain (loss) on derivative instruments and liabilities measured at fair value	(527)	3,896	(989)	(247)	(1,589)	2,380	202
Interest expense excluding valuations	89,799	99,698	103,136	105,905	111,300	292,633	371,582

Net interest income - GAAP	$113,702	$119,062	$116,863	$137,297	$129,133	$349,627	$381,745

Net interest income excluding valuations	$115,167	$115,653	$118,596	$134,780	$132,207	$349,416	$378,788

Net interest income on a tax-equivalent basis excluding valuations	$121,944	$122,875	$128,508	$147,091	$145,132	$373,327	$420,094

Average Balances (in thousands)
Loans and leases	$12,443,055	$13,025,808	$13,569,467	$13,777,928	$13,321,100	$13,008,559	$13,353,628
Total securities and other short-term investments	4,640,055	5,485,934	5,526,589	5,505,527	6,220,156	5,214,304	5,960,069
Average Interest-Earning Assets	$17,083,110	$18,511,742	$19,096,056	$19,283,455	$19,541,256	$18,222,863	$19,313,697

Average Interest-Bearing Liabilities	$15,002,168	$16,378,022	$16,910,781	$17,112,556	$17,308,432	$16,074,153	$17,093,195

Average Yield/Rate
Average yield on interest-earning assets - GAAP	4.74%	4.66%	4.69%	5.01%	4.91%	4.69%	5.21%
Average rate on interest-bearing liabilities - GAAP	2.39%	2.35%	2.50%	2.46%	2.59%	2.41%	2.90%
Net interest spread - GAAP	2.35%	2.31%	2.19%	2.55%	2.32%	2.28%	2.31%
Net interest margin - GAAP	2.64%	2.58%	2.48%	2.82%	2.62%	2.57%	2.64%

Average yield on interest-earning assets excluding valuations	4.76%	4.66%	4.71%	4.95%	4.94%	4.71%	5.19%
Average rate on interest-bearing liabilities excluding valuations	2.37%	2.44%	2.47%	2.46%	2.55%	2.43%	2.91%
Net interest spread excluding valuations	2.39%	2.22%	2.24%	2.49%	2.39%	2.28%	2.28%
Net interest margin excluding valuations	2.67%	2.51%	2.52%	2.77%	2.68%	2.56%	2.62%

Average yield on interest-earning assets on a tax-equivalent basis and excluding valuations	4.92%	4.82%	4.92%	5.21%	5.21%	4.89%	5.48%
Average rate on interest-bearing liabilities excluding valuations	2.37%	2.44%	2.47%	2.46%	2.55%	2.43%	2.91%
Net interest spread on a tax-equivalent basis and excluding valuations	2.55%	2.38%	2.45%	2.75%	2.66%	2.46%	2.57%
Net interest margin on a tax-equivalent basis and excluding valuations	2.83%	2.66%	2.73%	3.03%	2.95%	2.74%	2.91%

The tangible common equity ratio and tangible book value per common share are non-GAAP measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill and core deposit intangibles. Tangible assets are total assets less goodwill and core deposit intangibles. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method of accounting for mergers and acquisitions. Neither tangible common equity nor tangible assets, or related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets and any other related measures may differ from that of other companies reporting measures with similar names. The following table is a reconciliation of the Corporation’s tangible common equity and tangible assets:

(Dollars in thousands)	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2010	2010	2010	2009	2009
Tangible Equity:
Total equity - GAAP	$1,321,979	$1,438,289	$1,488,543	$1,599,063	$1,698,843
Preferred equity	(411,876)	(930,830)	(929,660)	(928,508)	(927,374)
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Core deposit intangible	(14,673)	(15,303)	(15,934)	(16,600)	(17,297)

Tangible common equity	$867,332	$464,058	$514,851	$625,857	$726,074

Tangible Assets:
Total assets - GAAP	$16,678,879	$18,116,023	$18,850,964	$19,628,448	$20,081,185
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Core deposit intangible	(14,673)	(15,303)	(15,934)	(16,600)	(17,297)

Tangible assets	$16,636,108	$18,072,622	$18,806,932	$19,583,750	$20,035,790

Common shares outstanding	319,558	92,542	92,542	92,542	92,542

Tangible common equity ratio	5.21%	2.57%	2.74%	3.20%	3.62%
Tangible book value per common share	$2.71	$5.01	$5.56	$6.76	$7.85

The Tier 1 common equity to risk-weighted assets ratio is calculated by dividing (a) tier 1 capital less non-common elements including qualifying perpetual preferred stock and qualifying trust preferred securities by (b) risk-weighted assets, which assets are calculated in accordance with applicable bank regulatory requirements. The Tier 1 common equity ratio is not required by GAAP or on a recurring basis by applicable bank regulatory requirements.  However, this ratio was used by the Federal Reserve in connection with its stress test administered to the 19 largest U.S. bank holding companies under the Supervisory Capital Assessment Program, the results of which were announced on May 7, 2009. Management is currently monitoring this ratio, along with the other ratios discussed above, in evaluating the Corporation’s capital levels and believes that, at this time, the ratio may be of interest to investors.

The following table reconciles stockholders’ equity (GAAP) to Tier 1 common equity:

(Dollars in thousands)	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2010	2010	2010	2009	2009

Tier 1 Common Equity:
Total equity - GAAP	$1,321,979	$1,438,289	$1,488,543	$1,599,063	$1,698,843
Qualifying preferred stock	(411,876)	(930,830)	(929,660)	(928,508)	(927,374)
Unrealized (gain) loss on available-for-sale securities (1)	(30,295)	(63,311)	(22,948)	(26,617)	(73,095)
Disallowed deferred tax asset (2)	(43,552)	(38,078)	(40,522)	(11,827)	(1,721)
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Core deposit intangible	(14,673)	(15,303)	(15,934)	(16,600)	(17,297)
Cumulative change gain in fair value of liabilities accounted for under a fair value option	(2,654)	(3,170)	(951)	(1,535)	(1,647)
Other disallowed assets	(24)	(66)	(24)	(24)	(514)
Tier 1 common equity	$790,807	$359,433	$450,406	$585,854	$649,097

Total risk-weighted assets	$11,940,412	$12,570,330	$13,402,979	$14,303,496	$14,394,968

Tier 1 common equity to risk-weighted assets ratio	6.62%	2.86%	3.36%	4.10%	4.51%

1-	Tier 1 capital excludes net unrealized gains (losses) on available-for-sale debt securities and net unrealized gains on available-for-sale equity securities with readily determinable fair values, in accordance with regulatory risk-based capital guidelines. In arriving at Tier 1 capital, institutions are required to deduct net unrealized losses on available-for-sale equity securities with readily determinable fair values, net of tax.

2-	Approximately $64 million of the Corporation's deferred tax assets at September 30, 2010 (June 30, 2010 - $71 million; March 31, 2010 - $69 million December 31, 2009 - $102 million; September 30, 2009 - $112 million) were included without limitation in regulatory capital pursuant to the risk-based capital guidelines, while approximately $44 million of such assets at September 30, 2010 (June 30, 2010 - $38 million; March 31, 2010 - $41 million; December 31, 2009 - $12 million; September 30, 2009 - $2 million) exceeded the limitation imposed by these guidelines and, as "disallowed deferred tax assets," were deducted in arriving at Tier 1 capital. According to regulatory capital guidelines, the deferred tax assets that are dependent upon future taxable income are limited for inclusion in Tier 1 capital to the lesser of: (i) the amount of such deferred tax asset that the entity expects to realize within one year of the calendar quarter end-date, based on its projected future taxable income for that year, or (ii) 10% of the amount of the entity's Tier 1 capital. Approximately $7 million of the Corporation's other net deferred tax liability at September 30, 2010 (June 30, 2010 - $12 million; March 31, 2010 - $5 million; December 31, 2009 - $5 million; September 30, 2009 - $6 million) represented primarily the deferred tax effects of unrealized gains and losses on available-for-sale debt securities, which are permitted to be excluded prior to deriving the amount of net deferred tax assets subject to limitation under the guidelines.

One non-GAAP performance metric that management believes is useful in analyzing underlying performance trends, particularly in times of economic stress, is adjusted pre-tax, pre-provision income.  Adjusted pre-tax, pre-provision income, as defined by management, represents net (loss) income excluding income tax expense (benefit), the provision for loan and lease losses, gains on sale and OTTI of investment securities, as well as certain items identified as unusual, non-recurring or non-operating.

From time to time, revenue and expenses are impacted by items judged by management to be outside of ordinary banking activities and/or by items that, while they may be associated with ordinary banking activities, are so unusually large that management believes them to be nonrecurring. These items result from factors originating outside the Corporation such as regulatory actions or assessments, and may result from unusual management decisions, such as the early extinguishment of debt.

The following table reconciles (loss) income before income taxes (GAAP) to adjusted pre-tax, pre-provision income:

(Dollars in thousands)	Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2010	2010	2010	2009	2009

(Loss) income before income taxes	$(76,196)	$(86,817)	$(100,138)	$(49,891)	$(51,745)
Add: Provision for loan and lease losses	120,482	146,793	170,965	137,187	148,090
Less: Net (gain) loss on sale and OTTI of investment securities	(48,281)	(24,237)	(30,764)	(24,387)	(34,065)
Add: Loss on early extinguishment of repurchase agreements	47,405	-	-	-	0
Adjusted Pre-tax, pre-provision income	$43,410	$35,739	$40,063	$62,909	$62,280

Linked quarter change - amount	$7,671	$(4,324)	$(22,846)	$629	$13,083
Linked quarter change - percent	21.5%	-10.8%	-36.3%	1.0%	26.6%

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

99.1	Press Release dated October 21, 2010 - First BanCorp Reports Financial Results for the Quarter Ended September 30, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 26, 2010	FIRST BANCORP

		By:	/s/ Orlando Berges
		Name:	Orlando Berges
		Title:	Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 21, 2010 - First BanCorp Reports Financial Results for the Quarter Ended September 30, 2010